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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated March 3, 2003 (except with respect to the matters discussed in Note 10, as to which the date is March 27, 2003), accompanying the financial statements of Intelli-Check, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2002 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP


 [JUNE 16], 2003


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